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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated May 10, 1999, relating to the consolidated statements of income, shareholders' equity and cash flows and Schedule II of Pemstar Inc. We also consent to the reference to our Firm under the captions "Selected Consolidated Financial Data," and "Experts" in the Prospectus. We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44044) pertaining to Pemstar Inc. of our report dated May 10, 1999, with respect to the consolidated financial statements and Schedule of Pemstar Inc. included in this Registration Statement on Form S-1.

                                          /s/ McGLADREY & PULLEN, LLP

Rochester, Minnesota
May 11, 2001